EXHIBIT 99.1

Energy Focus, Inc. Reports Third Quarter 2015 Results

Achieves Its Sixth Consecutive Quarter of Organic Sales Growth With Net Sales of $18.3 Million, a 151% Increase From the Third Quarter of 2014

SOLON, Ohio, Nov. 4, 2015 (GLOBE NEWSWIRE) -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced financial results for the third quarter ended September 30, 2015.

Financial Highlights:

  Record quarterly net sales of $18.3 million represents year-over-year growth of 151.0 percent
  Record quarterly gross margin of 49.8 percent represents 15.6 percentage points of improvement, year-over-year
  Record quarterly operating income of $3.7 million represents a $3.4 million year-over-year increase, or 1,076.4 percent, from $318 thousand in the third quarter of 2014
  Record quarterly net income of $4.3 million, or $0.40 per diluted share, including net tax benefit of $651 thousand, represents a $4.7 million year-over-year increase from the prior year's third quarter loss
  Net sales of commercial products increased 66.8 percent to $3.3 million compared to $2.0 million in the third quarter of 2014
  Ended the quarter with $35 million in cash, reflecting the sale of 1.5 million new shares at a price to the public of $17 per share, raising $23.6 million in net proceeds to the company

Operational Highlights:

  Expanded penetration in the healthcare market, including a long-term contract award from one of the largest global healthcare institutions to retrofit its main campus in Northeast Ohio with tubular LEDs ("TLEDs")
  Added 5 retail chain operators with over 1,000 combined locations as new customers
  Continued to expand our partnership with U.S. Green Building Council and added 15 school districts as customers in four states
  Opened new operations center in Taiwan to better leverage and collaborate with the company's supply chain in the Far East to expedite product development, ensure quality standards and further advance our technology and product leadership position
  Disposed of Crescent Lighting Limited, former U.K. subsidiary

"Our continuing rapid year-over-year growth in sales and profits during the third quarter reflect the steadfast focus and tireless dedication of our teams in bringing high quality and customer centric TLED products to targeted industry verticals," said James Tu, Executive Chairman and Chief Executive Officer of Energy Focus, Inc. "In addition to robust sales of products for the U.S. Navy, which has now reached a fleet penetration rate of approximately 30%, during the quarter, we started to register significant year-over-year, as well as quarter-over-quarter, growth in commercial sales, after more than 18 months of persistent and steady account and pipeline building, which is accelerating as we augment our business development and sales force. Our gross margins also grew during the quarter due to increased operational efficiency, as well as strengthened buying power resulting from higher unit volumes."

"Our most exciting sales development during the quarter was the entry into a multi-million-dollar LED retrofit contract by a leading, global healthcare institution with initial product deliveries expected in the fourth quarter this year. This milestone win has ignited considerable interest in our products and helped initiate and expand our pipeline of opportunities from numerous hospital chains across the country. As a result, we believe that we will be able to score more wins, accelerate LED adoption and establish a distinct leadership position in the healthcare industry over the coming quarters and years to markedly improve hospitals' environments for better sustainability and health wellbeing," Mr. Tu added.

A further breakdown of net sales is shown below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Government products	$14,896	$5,286	$39,784	$9,479
Commercial products	3,340	2,002	7,251	4,321
R&D services	99	16	119	56
Total net sales	$18,335	$7,304	$47,154	$13,856

"Also during the third quarter, we successfully closed on a follow-on offering of our common stock, which strengthened our balance sheet further and enabled us to not only fund the working capital for our continuing, exponential growth but also move forward, in the most timely manner, on several strategic growth initiatives, most notably of which include accelerating the build-out of our direct sales force across regions and verticals, expanding our "Made in America" product lines, and making attractive financing alternatives available for qualified customers," continued Mr. Tu.

Mr. Tu concluded, "In addition to record financial performance, we are gratified by the expanding financial and sustainability impacts Energy Focus is facilitating for our customers and for the environment.  We have made, and will continue to make, significant and increasing investments in our people, sales and distribution channels, as well as all aspects of our internal infrastructure, to further our goal of creating the most exciting, purposeful, and trusted organization in the rapidly evolving lighting industry to support our ongoing growth, brand building and community transformation."

Financial Results:

During the third quarter of 2015, the Company reclassified the results of its former United Kingdom subsidiary, Crescent Lighting Limited ("CLL"), as well as its former turnkey solutions business, Energy Focus LED Solutions, LLC ("EFLS"), to discontinued operations on its condensed consolidated financial statements. CLL was sold for a nominal amount in August 2015, and we had ceased entering into contracts and all outstanding warranty obligations relating to EFLS expired during the third quarter. Discontinued operations also include legal fees incurred for a dispute between the Company and the party that purchased its pool products business in November 2013. A table summarizing the preliminary, unaudited reclassified results to reflect discontinued operations for prior periods is included at the end of this release.  These results may not include additional adjustments that may be made when final audited financial statements are prepared to reflect this reclassification.

Net sales of $18.3 million for the third quarter of 2015 increased 151.0 percent compared to the third quarter of 2014. The increase was due to continued sales of our government products for the U.S. Navy, as well as an increase in commercial product sales. Net sales of our commercial products increased 66.8 percent compared to the third quarter of 2014 as we continued to penetrate the markets we are targeting.

Gross profit was $9.1 million, or 49.8 percent of net sales, for the third quarter of 2015, compared to $2.5 million, or 34.2 percent of net sales for the third quarter of 2014. The increase was due primarily to engaging new suppliers to lower our product costs as we increase sales volumes, performing value analysis/engineering processes, and our continuous development of operating efficiencies.

Operating income was $3.7 million for the quarter compared to $318 thousand in last year's same period, a $3.3 million improvement. Net income was $4.3 million for the third quarter of 2015, or $0.40 per diluted share, representing 23.3 percent of net sales, compared a net loss of $403 thousand, or a loss of $0.05 per diluted share, for the same period last year. Third quarter 2015 net income included a net tax benefit of $651 thousand that was not present in the prior year's quarter, which was partially offset by a loss of $142 from discontinued operations, compared with a loss from discontinued operations of $659 in the prior year's same period.

For the first nine months of 2015, net sales of $47.2 million increased 240.3 percent compared to the first nine months of 2014. Gross profit year-to-date was $21.7 million, or 46.1 percent of net sales, compared to $4.6 million, or 33.1 percent of net sales for the nine months ended September 30, 2014. Net income was $7.5 million for the 2015 first nine months, compared to net loss of $5.1 million for the nine months ended September 30, 2014.

Cash was approximately $35.0 million at September 30, 2015, compared with $7.4 million as of December 31, 2014. Cash provided by operating activities was $2.8 million for the first nine months of 2015. For the first nine months, cash provided by operations was the result of net income earned of $7.5 million, offset by higher trade accounts receivable due to the timing of shipments during the period, as well as purchases of inventory to meet the increased demand for our LED products.

Business Outlook:

While quarterly results will vary and fluctuate due to order and delivery timing, the Company believes it will achieve net sales growth in excess of 100 percent in 2015 over 2014 without taking into account discontinued operations with respect to 2014. Additionally, gross margins are expected to remain above the Company's targeted 35 percent for 2015.

Earnings Conference Call:

Energy Focus, Inc. will host a conference call and webcast on November 4, 2015 at 11:00 a.m. ET to review the third quarter 2015 financial results, followed by a Q & A session. To participate in the call, please dial 888-430-8691 (toll free in the U.S.) or 719-325-2308 (International). The call will also be broadcast live over the internet, and can be accessed from the investor section of our website at www.energyfocusinc.com.

A replay of the conference call will be available via webcast through the Investors section of our website under Events and Presentations beginning on November 4, 2015 and will remain available for 90 days. Alternatively, a telephone replay of the call will be available until November 11, 2015 which can be accessed by dialing 877-870-5176 if calling within the United States or 858-384-5517 if calling internationally. Please use passcode 4688569 to access the replay.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as "believes," "estimates," "anticipates," "expects," "seeks," "projects," "intends," "plans," "may," "will," "should," "could," "would" and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: our dependence on government customers, in particular the U.S. Navy, and on the levels of funding available to such customers and our ability to satisfactorily fulfill our contractual obligations to such customers; our history of operating losses and our ability to generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations or fund our growth; general economic conditions, including the strength of the construction industry, both in the United States and in other markets in which we operate; our ability to compete effectively against companies with greater resources; our ability to achieve and manage our growth plans, improve or maintain efficiencies and control expenses to increase sales and improve margins; market acceptance of LED lighting technology; our ability to respond to new lighting technologies and market trends with safe and reliable products; our ability to protect our intellectual property rights and the impact of any type of legal claim or dispute; our reliance on a limited number of customers for a significant portion of our revenue; our ability to obtain critical components and finished products from third-party suppliers on acceptable terms; risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations; and our ability to maintain effective internal controls. In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

About Energy Focus, Inc.:

Energy Focus, Inc. is a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology. Our LED Lighting products provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets. Customers include national, state and local U.S. government agencies as well as Fortune 500 companies and many other commercial and industrial clients. World headquarters are located in Solon, Ohio with additional sales offices in Washington, D.C., New York City and Taiwan. For more information, see our web site at www.energyfocusinc.com.

ENERGY FOCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$34,966	$7,435
Trade accounts receivable less allowances of $236 and $307, respectively	7,568	2,656
Inventories, net	7,985	6,869
Prepaid and other current assets	707	899
Assets of discontinued operations	—	1,070
Total current assets	51,226	18,929

Property and equipment, net	812	456
Other assets	68	38
Non-current assets of discontinued operations	—	73
Total assets	$52,106	$19,496

LIABILITIES
Current liabilities:
Accounts payable	$5,203	$7,120
Accrued liabilities	1,262	553
Accrued federal and state income taxes	272	—
Accrued sales and bonus incentives	1,111	328
Accrued warranty reserve	389	81
Deferred revenue	104	133
Credit line borrowings	2	453
Liabilities of discontinued operations	—	939
Total current liabilities	8,343	9,607

Other liabilities	85	46
Long-term debt	70	70
Total liabilities	8,498	9,723

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2015 and 2014
Issued and outstanding: no shares in 2015 and 2014	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2015 and 15,000,000 shares in 2014
Issued and outstanding: 11,626,810 at September 30, 2015 and 9,423,975 at December 31, 2014	1	1
Additional paid-in capital	124,941	98,133
Accumulated other comprehensive income	—	469
Accumulated deficit	(81,334)	(88,830)
Total stockholders' equity	43,608	9,773
Total liabilities and stockholders' equity	$52,106	$19,496

ENERGY FOCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net sales	$18,335	$7,304	$47,154	$13,856
Cost of sales	9,205	4,809	25,433	9,268
Gross profit	9,130	2,495	21,721	4,588

Operating expenses:
Product development	738	231	1,935	622
Selling, general, and administrative	4,651	1,946	11,620	5,045
Total operating expenses	5,389	2,177	13,555	5,667
Operating income (loss)	3,741	318	8,166	(1,079)

Other expenses (income):
Interest expense	22	23	71	2,669
Other (income) expenses	(28)	39	9	433

Income (loss) from continuing operations before income taxes	3,747	256	8,086	(4,181)
(Benefit from) provision for income taxes	(651)	—	272	—
Income (loss) from continuing operations	4,398	256	7,814	(4,181)

Discontinued operations:
Loss from discontinued operations	(53)	(659)	(167)	(916)
Loss on disposal of discontinued operations	(89)	—	(161)	—

Loss from discontinued operations before income taxes	(142)	(659)	(328)	(916)
Benefit from income taxes	—	—	(10)	(2)
Loss from discontinued operations	(142)	(659)	(318)	(914)

Net income (loss)	$4,256	$(403)	$7,496	$(5,095)

Net income (loss) per share - basic:
From continuing operations	$0.42	$0.03	$0.78	$(0.57)
From discontinued operations	(0.01)	(0.08)	(0.03)	(0.13)
Net income (loss) per share - basic:	$0.41	$(0.05)	$0.75	$(0.70)

Net income (loss) per share - diluted:
From continuing operations	$0.41	$0.03	$0.75	$(0.57)
From discontinued operations	(0.01)	(0.08)	(0.03)	(0.13)
Net income (loss) per share - diluted:	$0.40	$(0.05)	$0.72	$(0.70)

Weighted average shares used in computing net income (loss) per share:
Basic	10,310	8,781	10,002	7,276
Diluted	10,665	8,781	10,342	7,276

Historical Results Restated for Discontinued Operations - Preliminary Unaudited
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
Net sales	$ 2,117	$ 2,955	$ 2,144	$ 2,207	$ 9,423	$ 2,096	$ 4,456	$ 7,304	$ 8,844	$ 22,700
Cost of sales	1,769	2,208	1,716	1,652	7,345	1,502	2,957	4,809	5,654	14,922
Gross profit	348	747	428	555	2,078	594	1,499	2,495	3,190	7,778

Operating expenses:
Product development	36	172	57	330	595	189	202	231	408	1,030
Selling, general, and administrative	1,318	1,635	1,664	1,817	6,434	1,483	1,616	1,946	2,794	7,839
Loss on impairment	--	--	--	608	608	--	--	--	--	--
Change in estimate of contingent liabilities	--	12	--	--	12	--	--	--	--	--
Restructuring	--	--	79	1	80	--	--	--	--	--
Operating expenses	1,354	1,819	1,800	2,756	7,729	1,672	1,818	2,177	3,202	8,869
Operating (loss) income	(1,006)	(1,072)	(1,372)	(2,201)	(5,651)	(1,078)	(319)	318	(12)	(1,091)

Other (income) expenses:
Settlement of acquisition obligations	--	(892)	--	--	(892)	--	--	--	--	--
Interest expense	126	166	166	382	840	2,619	27	23	20	2,689
Other (income) expense	(213)	(155)	(234)	(439)	(1,041)	355	39	39	33	466
Other (income) expense	(87)	(881)	(68)	(57)	(1,093)	2,974	66	62	53	3,155

(Loss) income from continuing operations before income taxes	(919)	(191)	(1,304)	(2,144)	(4,558)	(4,052)	(385)	256	(65)	(4,246)
(Benefit from) provision for income taxes	(2)	2	--	--	--	1	(1)	--	--	--
(Loss) income from continuing operations	(917)	(193)	(1,304)	(2,144)	(4,558)	(4,053)	(384)	256	(65)	(4,246)

Discontinued operations:
(Loss) income from discontinued operations	(508)	(488)	(349)	(372)	(1,717)	(19)	(238)	(659)	(655)	(1,571)
Gain (loss) on sale of discontinued operations	--	--	--	3,915	3,915	--	--	--	(30)	(30)

(Loss) income from discontinued operations before income taxes	(508)	(488)	(349)	3,543	2,198	(19)	(238)	(659)	(685)	(1,601)
Provision for (benefit from) income taxes	3	(2)	(2)	2	1	(2)	--	--	--	(2)
(Loss) income from discontinued operations	(511)	(486)	(347)	3,541	2,197	(17)	(238)	(659)	(685)	(1,599)

Net (loss) income	$ (1,428)	$ (679)	$ (1,651)	$ 1,397	$ (2,361)	$ (4,070)	$ (622)	$ (403)	$ (750)	$ (5,845)

Net (loss) income per share - basic:
From continuing operations	$ (0.21)	$ (0.04)	$ (0.27)	$ (0.42)	$ (0.95)	$ (0.79)	$ (0.05)	$ 0.03	$ (0.01)	$ (0.55)
From discontinued operations	(0.11)	(0.11)	(0.07)	0.69	0.46	--	(0.03)	(0.08)	(0.07)	(0.20)
Net (loss) income per share - basic:	$ (0.32)	$ (0.15)	$ (0.34)	$ 0.27	$ (0.49)	$ (0.79)	$ (0.08)	$ (0.05)	$ (0.08)	$ (0.75)

Net (loss) income per share - diluted:
From continuing operations	$ (0.21)	$ (0.04)	$ (0.27)	$ (0.27)	$ (0.95)	$ (0.79)	$ (0.05)	$ 0.03	$ (0.01)	$ (0.55)
From discontinued operations	(0.11)	(0.11)	(0.07)	0.44	0.46	--	(0.03)	(0.08)	(0.07)	(0.20)
Net (loss) income per share - diluted:	$ (0.32)	$ (0.15)	$ (0.34)	$ 0.17	$ (0.49)	$ (0.79)	$ (0.08)	$ (0.05)	$ (0.08)	$ (0.75)

Historical Results Restated for Discontinued Operations - Preliminary
	Q1	Q2	Q3	Nine Months
	2015	2015	2015	2015
Net sales	$ 12,587	$ 16,232	$ 18,335	47,154
Cost of sales	7,436	8,792	9,205	25,433
Gross profit	5,151	7,440	9,130	21,721

Operating expenses:
Product development	542	655	738	1,935
Selling, general, and administrative	3,340	3,629	4,651	11,620
Operating expenses	3,882	4,284	5,389	13,555
Operating Income	1,269	3,156	3,741	8,166

Other expenses (income):
Interest expense	23	26	22	71
Other expense (income)	22	15	(28)	9
Other expenses (income)	45	41	(6)	80

Income from continuing operations before income taxes	1,224	3,115	3,747	8,086
Provision for (benefit from) income taxes	--	923	(651)	272
Income from continuing operations	1,224	2,192	4,398	7,814

Discontinued operations:
Loss from discontinued operations	(69)	(45)	(53)	(167)
Loss on sale of discontinued operations	(36)	(36)	(89)	(161)

Loss from discontinued operations before income taxes	(105)	(81)	(142)	(328)
Benefit from income taxes	(10)	--	--	(10)
Loss from discontinued operations	(95)	(81)	(142)	(318)

Net income	$ 1,129	$ 2,111	$ 4,256	7,496

Net income per share - basic:
From continuing operations	$ 0.13	$ 0.22	$ 0.42	0.78
From discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)
Net income per share - basic:	$ 0.12	$ 0.21	$ 0.41	0.75

Net income per share - diluted:
From continuing operations	$ 0.12	$ 0.22	$ 0.41	0.75
From discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)
Net income per share - diluted:	$ 0.11	$ 0.21	$ 0.40	0.72

Historical Results Restated for Discontinued Operations - Preliminary Unaudited
	December 31,	December 31,	March 31,	June 30,	September 30,
	2013	2014	2015	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$ 1,890	$ 7,435	$ 8,482	$ 9,974	$ 34,966
Trade accounts receivable less allowances	1,192	2,656	2,826	2,328	7,568
Inventories, net	2,107	6,869	10,418	9,413	7,985
Assets held for sale	130	--	--	--	--
Prepaid and other current assets	1,141	899	956	1,034	707
Assets of discontinued operations	4,317	1,070	1,130	861	--
Total current assets	10,777	18,929	23,812	23,610	51,226

Property and equipment, net	448	456	520	715	812
Collateralized assets	1,000	--	--	--	--
Other assets	437	38	38	60	68
Non-current assets of discontinued operations	146	73	67	68	--
Total assets	$ 12,808	$ 19,496	$ 24,437	$ 24,453	$ 52,106

LIABILITIES
Current liabilities:
Accounts payable	$ 1,652	$ 7,120	$ 6,497	$ 4,560	$ 5,203
Accrued liabilities	916	962	1,490	2,687	3,034
Deferred revenue	71	133	236	200	104
Credit line borrowings	--	453	1,726	455	2
Current maturities of long-term debt	59	--	--	--	--
Liabilities of discontinued operations	3,121	939	792	520	--
Total current liabilities	5,819	9,607	10,741	8,422	8,343

Other liabilities	--	46	89	87	85
Long-term debt	4,051	70	70	70	70
Non-current liabilities of discontinued operations	14		--	--	--
Total liabilities	9,884	9,723	10,900	8,579	8,498

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:	--	--	--	--	--
Common stock, par value $0.0001 per share:
(restated post-reverse split)	1	1	1	1	1
Additional paid-in capital	85,446	98,133	100,741	101,003	124,941
Accumulated other comprehensive income	462	469	496	460	--
Accumulated deficit	(82,985)	(88,830)	(87,701)	(85,590)	(81,334)
Total shareholders' equity	2,924	9,773	13,537	15,874	43,608
Total liabilities and shareholders' equity	$ 12,808	$ 19,496	$ 24,437	$ 24,453	$ 52,106
CONTACT: Investor Contacts:

         Energy Focus, Inc.
         Marcia J. Miller, Chief Financial Officer
         (440) 715-1300
         ir@energyfocusinc.com

         Darrow Associates, Inc.
         Peter Seltzberg, Managing Director
         (516) 510-8768
         pseltzberg@darrowir.com